Exhibit 10.61

AMENDMENT NO. 1 TO

DEVELOPMENT AND SUPPLY AGREEMENT

This Amendment No. 1 to Development and Supply Agreement (this “Amendment”) is entered into as of February 17, 2010, by and between Luna Innovations Incorporated, a Delaware corporation, together with Luna Technologies, Inc., a Delaware corporation (acting jointly and severally, individually and collectively, “Luna”), and Hansen Medical, Inc., a Delaware corporation (“Hansen”).

RECITALS

WHEREAS, Luna and Hansen are parties to that certain Development and Supply Agreement (the “Agreement”);

WHEREAS, Luna is entering in a loan agreement with Silicon Valley Bank, a California corporation, pursuant to which Hansen is executing that certain Subordination Agreement, effective as of February 18, 2010, by and between Silicon Valley Bank, and Hansen (the “Subordination Agreement”); and

WHEREAS, as an inducement to Hansen to enter into the Subordination Agreement, Luna and Hansen desire to amend Sections 4.1 and 9.4 of the Agreement to suspend, under the circumstances as specified in this Amendment, Hansen’s obligation to make payments to Luna as set forth therein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Luna and Hansen hereby agree to amend the Agreement as follows:

AMENDMENT

1. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.

2. Amendments to Article 1.

Article 1 of the Agreement shall be amended to include new Sections 1.57, 1.58 and 1.59 to read in their entirety as follows:

“1.57 “Subordination Agreement” means that certain Subordination Agreement entered into as of February 18, 2010 by and between Silicon Valley Bank, a California corporation, and Hansen.”

“1.58 “Blockage Period” has the meaning given to such term in the Subordination Agreement; provided, however, that for purpose of this Amendment a Blockage Period shall be deemed to continue until the applicable Deferred Payment is permitted under the last sentence of Section 3(b) of the Subordination Agreement.”

“1.59 “Deferred Payment” has the meaning given to such term in the

Subordination Agreement.

3. Amendments to Section 4.1.

The first sentence of Section 4.1.1 of the Agreement shall be amended to read in its entirety as follows:

“[****]”

The first sentence of Section 4.1.2 of the Agreement shall be amended to read in its entirety as follows:

“[****]”

In addition, Section 4.1 of the Agreement shall be amended to include a new Section 4.1.5 that shall read in its entirety as follows:

“Notwithstanding the foregoing, during any Blockage Period and continuing until the end of the Blockage Period and when Luna has paid Hansen the applicable Deferred Payment, Hansen may defer any and all payments due to Luna under Section 4.1 of this Agreement.”

4. Amendment to Section 9.4. Section 9.4 of the Agreement shall be amended to read in its entirety as follows:

“Expiration or termination of this Agreement (including under Section 2.5) for any reason shall not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination. The following Sections and Articles shall survive the expiration or termination of this Agreement for any reason: Sections 2.4, 2.5, 2.6, 4.1.5, Article 5, Article 7, Article 8, Article 9, and Article 10.”

5. Terms and Conditions of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

6. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

7. Term and Termination. This Amendment shall become effective upon its execution by each of Luna and Hansen and shall remain in force and effect until such date as the Subordination Agreement is terminated in accordance with its terms.

8. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first listed above.

LUNA INNOVATIONS INCORPORATED		HANSEN MEDICAL, INC.

By:	/S/ KENT A. MURPHY	By:	/S/ FRED MOLL

Name:	Kent A. Murphy	Name:	Fred Moll

Title:	CEO	Title:	CEO

LUNA TECHNOLOGIES, INC.

By:	/S/ SCOTT A. GRAEFF

Name:	Scott A. Graeff

Title:	President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO DEVELOPMENT AND SUPPLY AGREEMENT